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                                                                EXHIBIT 10(t)(2)




                       SUPPLEMENTAL RETIREMENT AGREEMENT


                 This Agreement is made and entered into effective this 8th day of December, 1993, by and between Houston Lighting & Power Company ("HL&P"), a Texas corporation, 611 Walker Avenue, Houston, Texas 77002, and Mr. Donald P. Hall ("Mr. Hall"), an individual whose current address is 51 Asbury Park, Sugar Land, Texas 77479.

                 FOR AND IN CONSIDERATION of the mutual promises and agreements set forth herein, HL&P and Mr. Hall agree as follows:

                 1. Mr. Hall has served and continues to serve HL&P in the capacity of Senior Vice President and Assistant to the President. If Mr. Hall continues in the employment of HL&P through December 31, 1993, he shall be entitled upon his separation from the employment of HL&P to a pension, payable from the general assets of HL&P, in the amount of $10,000 per year, payable in equal monthly installments, both (a) for the remainder of Mr. Hall's lifetime and (b) for the remainder of the lifetime of Mr. Hall's spouse, provided she survives Mr. Hall and that Mr. Hall was married to her for at least one year before his separation date.

                 2. This Agreement is executed in Harris County, Texas, and shall be construed and governed under the statutory and common law of the State of Texas.

                 3. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation or ruling.

                 4. The benefits provided under this Agreement are in addition to those provided under that certain agreement between HL&P and Mr. Hall dated November 2, 1992.

                          IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first written above.

                                 HOUSTON LIGHTING & POWER COMPANY


                                 By:  /s/ HUGH RICE KELLY
                                      Hugh Rice Kelly

                                      /s/ DONALD P.   HALL
                                      Donald P. Hall
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                              CONSULTING AGREEMENT


                 This Agreement is made and entered into this 8th day of December, 1993 but to be effective January 1, 1994, by and between Houston Lighting & Power Company ("HL&P"), a Texas corporation, 611 Walker Avenue, Houston, Texas 77002, and Mr. Donald P. Hall ("Mr. Hall"), an individual whose current address is 51 Asbury Park, Sugar Land, Texas 77479.

                 FOR AND IN CONSIDERATION of the mutual promises and agreements set forth herein, HL&P and Mr. Hall agree as follows:

                 1. Mr. Hall agrees to render such reasonable consulting and advisory services as HL&P may call upon him to provide and as his health may permit from the date of his retirement until June 1, 1995, and thereafter as he shall elect in his sole discretion to render. HL&P agrees that such consulting and advisory services shall not require Mr. Hall to be active in HL&P's day-to-day activities. HL&P agrees to reimburse Mr. Hall for all out-of-pocket expenses incurred in connection with the performance of such services, including $50.00 per hour of travel time and provision of a facsimile machine and such other items as Mr. Hall and HL&P agree are necessary.

                 2. Mr. Hall shall not be an employee of HL&P during the term of this Agreement, but shall act in the capacity of an independent contractor. HL&P shall not exercise control over the detail, manner or methods of the performance of the services by Mr. Hall under this Agreement.

                 3. No amendment or modification of this Agreement will be effective unless and until executed by Mr. Hall and HL&P in the same manner as this Agreement.

                 4. This Agreement is executed in Harris County, Texas, and shall be construed and governed under the statutory and common law of the State of Texas.

                 5. Since Mr. Hall shall not be an employee of HL&P during the term of this Agreement, but shall act in the capacity of an independent contractor, HL&P will not withhold from any amounts payable under this Agreement federal, state, city or any other taxes. It is the responsibility of Mr. Hall to pay any such taxes that shall be required pursuant to any law or governmental regulation or ruling.

                          IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first written above.

                                 HOUSTON LIGHTING & POWER COMPANY

                                 By:   /s/ HUGH RICE KELLY
                                       Hugh Rice Kelly

                                       /s/ DONALD P. HALL
                                       Donald P. Hall